Exhibit 99.1

Sonic Foundry Reports Eleventh Consecutive Quarter of Sales Growth for Mediasite

Company Builds Momentum Through Continued U.S. Growth, Sees Developing International Interest

          MADISON, Wis., April 28 /PRNewswire-FirstCall/ -- Sonic Foundry(R) Inc. (Nasdaq: SOFO), a leader in automated rich media solutions, today announced second quarter and six-month results that demonstrate continued market momentum and growth.  For the second fiscal quarter, Sonic Foundry increased sales of its Mediasite(TM) rich media products by more than 140 percent; improved its gross margins by 14 percentage points; expanded into new markets, including launching into Europe and Pac-Asia; and, announced significant new customers, including Johns Hopkins Medicine International, Kraft Foods and the Center for Disease Control.

          Highlights for the second quarter and six-month period include:

*

Revenues increase substantially. For the second quarter of fiscal 2005, total revenues increased 120 percent to $2.1 million, compared to $941,000 for the second quarter of 2004. For the six-month period, Sonic Foundry reported $3.7 million in revenues, a 99 percent increase over $1.8 million reported for the first six months of last year. In addition to sales from Mediasite, other contributions to revenue include ongoing customer support revenue and other income, which is comprised of custom software development, supported by a U.S. Dept. of Justice grant, and revenue from Publisher(TM)-related license fees.

*

Eleventh consecutive quarter of sales growth for Mediasite. Mediasite sales increased nearly $1 million from the prior year and $1.7 million for the six-month period. The company’s early seeding efforts continue to reap benefits as an increasing number -- 38 percent -- of existing customers make follow-on purchases, building out their rich media centers and applications. Additionally, the company’s expansion into new markets (see below) is helping broaden its awareness and sales activity as it further entrenches into new industries, applications and geographical areas.

*

Gross margins show marked improvement. Gross margins rose to 68 percent for second quarter of fiscal 2005 compared to 54 percent for second quarter of 2004. Year-to-date, margins were 67 percent for the first six months of fiscal 2005 compared to 59 percent for the same period a year ago. Improvements to margins are reflected by a maturing channel sales process; increased demand for server technology, such as the recently introduced LX Rich Media Server (see company release dated 4/18/05); an increasing average transaction price; and, a growing base of customer support revenue.

*

Loss from continuing operations improves for second quarter. Increased sales, together with lower costs of goods and operating expenses as a percentage of revenue, helped improve the company’s bottom line results for its second fiscal quarter. Sonic Foundry reported a loss of $941,000 for second quarter of fiscal 2005 compared to a loss of $1.3 million a year ago.

*

Quarterly net loss improves. Its improved loss from continuing operations helped shave the company’s loss per share. For the second fiscal quarter of 2005, the company reported a net loss of 3 cents per share, an improvement over its loss of 4 cents per share for second quarter of fiscal 2004. Year-to-date, the company reported a net loss per share of 8 cents which was equal to results of the prior year.

*

Improvements to the balance sheet. Sonic Foundry showed a number of improvements to its balance sheet for the second fiscal quarter: Accounts receivable increased while maintaining a constant number of Days Sales Outstanding; inventories were down -- improving turns; accounts payable decreased slightly; and, unearned revenue increased from ongoing customer support contracts the company expects to continue to build upon as its unit sales increase.

*

Cash performance shows favorable improvement. For second quarter, Sonic Foundry reduced the amount of cash used for operations from $1.4 million in first quarter 2005 to less than $900,000 in the current quarter. Cash and cash equivalents at the end of the quarter totaled $5.4 million.

*

Growing customer base. To date, Sonic Foundry has sold 591 Mediasite units. In second quarter, unit sales increased 73 percent from the same period a year ago, demonstrating the market momentum Sonic Foundry is garnering. The company continues to see strong demand in existing market segments, such as higher education distance learning, where demand for multiple unit sales continues to increase. In addition, it is receiving increased interest in the government and defense sectors, as well as the healthcare and pharmaceutical arenas. Key customers signed in the second quarter include: Johns Hopkins Medicine International, Tennessee State University, Texas Christian, University of California -- Los Angeles, Kraft Foods, Friedman Billings Ramsey, the Center for Disease Control and the National Center for State Courts.

*

International market expansion. As awareness of Mediasite has grown, so has interest within new geographical markets. The company has market development efforts underway in Europe as well as Pac-Asia. The perfect medium for communicating anytime, anywhere, Mediasite is quickly grabbing attention within a number of international markets for its simplicity, ease and powerful Web communication capabilities.

          The results bear out that Sonic Foundry’s vision is materializing into reality -- demonstrated through its ongoing financial success as well as increasing market leadership.  Both are indicators that its family of Mediasite automated rich media communication solutions not only is meeting specific customer needs, but, is unleashing the imaginations of customers as they discover and implement new applications and ways of using Mediasite at an increasingly fast pace.

          “Second quarter of 2005 was significant for Sonic Foundry because in less than two years, we have effectively rebuilt our company from that of a start-up into an emerging market leader in automated rich media communications,” noted Rimas Buinevicius, chairman and CEO of Sonic Foundry. “Our 15 years of experience in the digital software market has proven our ability to identify, adapt and build new technology markets,” he said.

          “We’ve met all our various goals to date of building out our North American channel and seeing multi-unit sales take hold in several markets. We’re embarking on international expansion and already well underway in one of the fastest growing technology market segments in the world (Pac-Asia). Our financial results, growing customer base and industry recognition are all indicators that our strategy is working.  We plan to continue an aggressive push to build our business and lead this new market,” Buinevicius explained. “As our customers continue to explore and define new ways in how they communicate with Mediasite, we expect even greater momentum ahead.”

          About Sonic Foundry(R), Inc.
          Founded in 1991, Sonic Foundry (Nasdaq: SOFO) is a provider of automated rich media communications technology for the enterprise.  The company’s high-performance rich media communications systems are trusted by Fortune 500 companies, education institutions and government agencies for a variety of critical communication needs.  Sonic Foundry is based in Madison, Wis. For more information about Sonic Foundry, visit the company’s Web site at www.sonicfoundry.com.

          Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements.  Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry’s products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	March 31, 2005	September 30, 2004

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,395	$7,583
Accounts receivable, net of allowances of $115 and $98	1,959	1,345
Accounts receivable, other	13	18
Inventories	194	371
Prepaid expenses and other current assets	241	281
Total current assets	7,802	9,598
Property and equipment:
Leasehold improvements	185	185
Computer equipment	1,258	1,010
Furniture and fixtures	177	177
Total property and equipment	1,620	1,372
Less accumulated depreciation	776	627
Net property and equipment	844	745
Other assets:
Goodwill and other intangibles, net	7,651	7,676
Capitalized software development costs, net of amortization of $928 and $788	472	612
Total other assets	8,123	8,288
Total assets	$16,769	$18,631
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$864	$879
Accrued liabilities	576	686
Unearned revenue	623	473
Total current liabilities	2,063	2,038
Other liabilities	24	27
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 5,000,000 shares; none issued and outstanding	—	—
5% preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 10,000,000 shares, none issued and outstanding	—	—
Common stock, $.01 par value, authorized 100,000,000 shares; 30,243,483 and 29,782,269 issued and 30,173,233 and 29,712,019 outstanding at March 31, 2005 and September 30, 2004, respectively	302	298
Additional paid-in capital	169,823	169,383
Accumulated deficit	(155,249)	(152,908)
Receivable for common stock issued	(26)	(39)
Treasury stock, at cost, 70,250 shares	(168)	(168)
Total stockholders’ equity	14,682	16,566
Total liabilities and stockholders’ equity	$16,769	$18,631

Sonic Foundry, Inc
Statements of Operations
(in thousands, except for share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,

	2005	2004	2005	2004

Continuing Operations Revenue:
Product sales	$1,665	$691	$3,004	$1,294
Customer support fees	177	90	366	156
Other	224	160	287	390
Total revenue	2,066	941	3,657	1,840
Cost of revenue	669	431	1,205	755
Gross margin	1,397	510	2,452	1,085
Operating expenses:
Selling and marketing expenses	1,133	798	2,364	1,546
General and administrative expenses	771	644	1,586	1,325
Product development expenses	459	393	914	761
Total operating expense	2,363	1,835	4,864	3,632
Loss from operations	(966)	(1,325)	(2,412)	(2,547)
Other income, net	25	22	71	56
Loss from continuing operations	(941)	(1,303)	(2,341)	(2,491)
Gain on disposal of discontinued operations	—	12	—	132
Net loss	$(941)	$(1,291)	$(2,341)	$(2,359)
Net loss per common share:
- basic and diluted	$(0.03)	$(0.04)	$(0.08)	$(0.08)

SOURCE  Sonic Foundry, Inc.
          -0-                                                            04/28/2005
          /CONTACT:  Press, Terri Douglas of Catapult PR-IR, +1-303-581-7760, ext. 18, tdouglas@catapultpr-ir.com, for Sonic Foundry, Inc.; or Investors, Rob Schatz of Strategic Growth International, Inc., +1-212-838-1444, rob@sgi-ir.com, for Sonic Foundry, Inc./
'          /Web site:  http://www.sonicfoundry.com